UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022 (May 11, 2022)

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7272 Wisconsin Avenue

21st Floor

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Philipp

c/o Morgan Lewis & Bockius LLP

77 West Wacker Drive

Chicago, Illinois 60601

and

Richard F. Morris

c/o ProShare Capital Management LLC

7272 Wisconsin Avenue

21st Floor

Bethesda, Maryland 20814

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
ProShares UltraShort Yen	YCS	NYSE Arca, Inc.
ProShares Ultra Bloomberg Crude Oil	UCO	NYSE Arca, Inc.
ProShares UltraShort Bloomberg Natural Gas	KOLD	NYSE Arca, Inc.
ProShares UltraShort Bloomberg Crude Oil	SCO	NYSE Arca, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Change to Exchange Listing

On May 11, 2022, ProShare Capital Management LLC, on behalf of ProShares Trust II (the “Trust”) issued a press release announcing a forward share split (“Forward Split”) on ProShares UltraShort Yen (NYSE Arca symbol “YCS”) and ProShares Ultra Bloomberg Crude Oil (NYSE arca symbol “UCO”) and a reverse share split (“Reverse Split”) on ProShares UltraShort Bloomberg Natural Gas (NYSE Arca symbol “KOLD”) and ProShares UltraShort Bloomberg Crude Oil (NYSE Arca symbol “SCO”). The Splits will not change the value of a shareholder’s investment.

Forward Split

ProShares UltraShort Yen will execute a 2:1 Forward Split of its shares. ProShares Ultra Bloomberg Crude Oil will execute a 4:1 Forward Split of its shares. The Forward Split will be effective at the market open on May 26, 2022, when the Funds begin trading at their post-Forward Split prices. The ticker symbol for the Funds will not change. The Forward Split will decrease the price per share of the Funds with a proportionate increase in the number of shares outstanding. Specifically, for ProShares UltraShort Yen, every pre-Forward Split share held by a Fund shareholder will result in the receipt of 2 post-Forward Split shares, which will be priced at one-half the net asset value of a pre-Forward Split share. For ProShares Ultra Bloomberg Crude Oil, every pre-Forward Split share held by a Fund shareholder will result in the receipt of 4-post Forward Split shares, which will be priced at one-fourth the net asset value of a pre-Forward Split share.

Reverse Split

ProShares UltraShort Bloomberg Natural Gas will execute a 1:4 Reverse Split of its shares. ProShares UltraShort Bloomberg Crude Oil will execute a 1:5 Reverse Split of its shares. The Reverse Split will be effective at the market open on May 26, 2022, when the Funds begin trading at their post-Reverse Split prices. The ticker symbol for the Funds will not change, but the Funds will be issued new CUSIP numbers (74347Y813 for KOLD and 74347Y797 for SCO). The Reverse Split will increase the price per share of the Funds with a proportionate decrease in the number of shares outstanding. Specifically, for ProShares UltraShort Bloomberg Natural Gas, every 4 pre-Reverse Split shares held by a Fund shareholder will result in the receipt of one post-Reverse Split share, which will be priced 4 times higher than the net asset value of a pre-Reverse Split share. For ProShares UltraShort Bloomberg Crude Oil, every 5 pre-Reverse Split shares held by a Fund shareholder will result in the receipt of one-post Reverse Split share, which will be priced 5 times higher than the net asset value of a pre-Reverse Split share.

For Fund shareholders who hold quantities of shares that are not an exact multiple of the applicable Reverse Split ratio (i.e., not a multiple of 4 or 5), the Reverse Split will result in the creation of a fractional share. Post-Reverse Split fractional shares will be redeemed for cash and sent to the shareholder’s broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

The Sponsor announced the foregoing via a press release dated May 11, 2022. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference. The press release includes information relating to additional funds, none of which are series of the Trust.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Dated May 11, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2022

ProShares Trust II

By:	/s/ Todd B. Johnson
Todd B. Johnson
Principal Executive Officer